Exhibit 10.18

amazon lending

Registration Information

• Loan Amount:	$4,000.00	• Total Cost:	$187.58
• Loan Term:	6 months	• Monthly Payment:	$697.93
• Interest:	$187.58	• Annual Interest Rate:	15.90%
• Origination Fee:	$0.00	• Origination Fee Rate:	0.00%
• User:	Noah Davis noah@brownbookshop.com	• Registration Date:	Sep 17, 2015 05:25 AM PDT

Business Information

Legal name of business:

Brown Book Shop, Inc

Principal Contact:

Steven

Plumb

Business address:

1517 San Jacinto Street
Houston, tx 77002

Primary Contact Number:

800-423-1825

Primary Email:

noah@brownbookshop.com

Federal tax ID:

On File

Credit History:

The business and its owner's credit histories are clear of bankruptcy, serious delinquency, open judgement and tax liens.

Yes

Business declaration:

The business is located and organized in Texas, and all the information in the Business Information section above is correct.

Certifications, Authorizations and Consents:

- **CERTIFY THAT ALL LOAN PROCEEDS WILL BE USED TO DIRECTLY SUPPORT YOUR SELLING BUSINESS ON AMAZON OR ON YOUR AMAZON WEBSTORE SITE.**
- Certify that you are authorized to apply for this Loan on behalf of the business identified in this Registration Form, and the person submitting this Registration Form is a sole proprietor, owner, or principal of the applicant.
- Certify that all owners of the business are at least 18 years old.
- Certify that you are not (1) an employee of Amazon.com, Inc. or its affiliates, (2) an officer or director of Amazon.com, Inc., or (3) an immediate family member or controlled entity of any officer or director of Amazon.com, Inc.
- Consent to receive any required disclosures, including a response to this Registration Form, electronically to the email address listed under the "Primary Contact Email" in this Registration Form and agree to the Consent to Electronic Communications.
- Authorize acquisition and review of your personal credit profile from one or more national credit bureaus.
- Certify that you have read and agree to be bound by the Loan Agreement below and have retained a copy of it, and acknowledge that if we approve a Loan, it will be on the terms of the Loan Agreement.
- Certify that everything you have stated in this Registration Form is true and correct to the best of your knowledge.

LOAN AGREEMENT

1.       Promise to Pay. If Amazon Capital Services, Inc. ("we", "us" or "our") makes a loan to the business identified in this Registration Form ("you") in the principal amount of the Loan Request Amount you selected in the Registration Form, you promise to pay us that principal amount, together with accrued interest, as described in this Loan Agreement. The principal, interest, late interest, and any other charges due to us under this Loan Agreement are the "Loan". You promise to make periodic payments of interest and principal according to the schedule set forth in this Loan Agreement. Any amounts due under this Loan Agreement that remain unpaid on the final scheduled payment due date will be due in full on that date.

2.       Interest and Late Payment Charges. The principal balance of the Loan will accrue interest daily at the Annual Interest Rate shown in the Registration Form from the date the loan proceeds are available to you (the "Origination Date") until the Loan is paid in full. Interest payable on the Loan will be computed by (i) dividing the Annual Interest Rate by twelve to obtain the monthly interest rate (the "Monthly Interest Rate"), (ii) dividing the Monthly Interest Rate by the actual number of days elapsed in the statement period during which interest accrues and (iii) multiplying (ii) above by the principal balance of the Loan outstanding at the beginning of the statement period. Interest on the Loan will accrue on a daily basis and will be payable in arrears (i) on each payment date, (ii) upon any prepayment of the Loan and (iii) at maturity of the Loan.

If any payment is not made on time, interest will accrue on all past due amounts under the Loan at an annual interest rate (the "Late Interest Rate") equal to the lesser of the Annual Interest Rate plus 2.0% or the maximum amount permitted by applicable law until those amounts are paid in full.

3.       Making Payments. Payments are due monthly in an amount equal to the "Monthly Payment" shown on the Registration Page. Payments are due on the same date of each month as the Origination Date (or, in shorter months, the first day of the next month) beginning the month after the month of your Origination Date. You authorize us to fund the Loan into your Amazon seller account administered by Amazon Services LLC (your "Seller Account"), and you direct Amazon Services LLC to withhold disbursements from your Seller Account sufficient to cover your scheduled payments, as well as any other amounts due, and remit those amounts to us whether or not such action would result in there being insufficient funds to make your next scheduled payment under the Loan Agreement. Unless we specify otherwise, scheduled loan payments will be automatically deducted from the first Seller Account disbursement after the date payment is due. If we approve you to make more frequent scheduled payments in amounts less than the Monthly Payment, you agree that this may result in an increase to the total interest due over the life of your Loan, and an increase in the total amount you must pay to us.

All payments will be applied in the following order: (i) scheduled payments and other amounts due that have not been paid in full one month after they became due (each a "Past Due Payment"), first to accrued past due interest and then to past due principal, starting with the Past Due Payment that has been outstanding the longest, (ii) currently due interest that has accrued at the Late Interest Rate, (iii) currently due interest that has accrued at the Annual Interest Rate and (iv) currently due principal. If you do not have pending disbursements in your Seller Account sufficient to make your scheduled payment or pay any other amounts due, you will be responsible for paying the difference. You may make payment by Automated Clearing House (ACH) through Seller Central or by check. Checks must be mailed to: Amazon Capital Services, Inc., PO BOX 84837, Seattle, WA 98124-6137.

4. Prepayment. If you pay off your Loan early, you will not have to pay a penalty. Unless you pay off your Loan in full, any payments in excess of your scheduled payment and charges due will be applied to outstanding principal. If you terminate your Consent to Electronic Communications, you agree that we may declare this Loan immediately due and payable and exercise all remedies available to us at law or equity or as described in this Loan Agreement, including withdrawing your remaining balance from your Seller Account as funds are available until paid.

5.1. Default. Subject to applicable law, you will be in default under this Loan Agreement if any of the following events occur: (i) we do not receive any payment under this Loan Agreement when due, (ii) you cease offering your products on Amazon.com, (iii) you violate any obligation under the Amazon Services Business Solutions Agreement or any applicable Program Policy, (iv) your ordered product sales on Amazon.com as reported in your Seller Account ("OPS") in any 30 day period are less than 50% of your lowest OPS on Amazon.com in any of the 12 months prior to the date of this Loan Agreement, excluding reductions in OPS that are beyond your reasonable control, (v) the collective value of your units stored in Amazon fulfillment centers in the US, based on your list price of those units on Amazon.com, ("FBA Inventory Value") at any time during the term of this Loan Agreement is less than 50% of your lowest FBA Inventory Value in any of the 12 months prior to the date of this Loan Agreement, other than because of inventory sales in the ordinary course of business, (vi) you breach any obligation, representation or warranty under or in connection with this Loan Agreement, (vii) you become insolvent, enter into receivership, make an assignment for the benefit of creditors, or declare bankruptcy, or similar proceedings are commenced by or against you, (viii) any information, signature or certification you provide in connection with the Registration Form, this Loan Agreement or the Consent to Electronic Communications is false, fraudulent, misleading or inaccurate, or (ix) an event occurs that has a material adverse effect on your business, operations or financial condition or on our rights and remedies under the Loan Agreement.

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5.2. Remedies. If you are in default, subject to any right you may have under law, you agree that we may in our sole discretion exercise any remedy available to us at law or equity or take any or all of the following actions: (I) declare the unpaid balance of your Loan to be immediately due and payable, (II) enforce our rights as a secured party by directing Amazon Services LLC to reserve, hold, and pay to us an amount up to the unpaid balance of your Loan from your Seller Account disbursements until the unpaid balance of your debt under this Loan Agreement is paid in full, (III) enforce our rights as a secured party, by taking possession of your inventory stored in Amazon fulfillment centers and disposing of them in accordance with the Uniform Commercial Code, or (IV) offset any amounts that are payable by you to us against any payments we or any of our affiliates may owe to you. If this Loan Agreement is referred to an attorney to collect the amount you owe or otherwise enforce the terms of this Loan Agreement, you agree to pay our reasonable attorneys' fees, court costs and other costs of collection to the fullest extent not prohibited by applicable law. If we choose to take possession of and dispose of any Collateral that consists of Inventory held in an Amazon fulfillment center, you agree that we may credit you with the value of the Collateral as determined by us in good faith pursuant to a valuation formula that may take into account several factors (depending on the circumstances), including but not limited to your recent listed and sale prices and those of your competitors for sale of the same or similar Inventory.

6.       Security. In order to induce us to make a loan to you, you grant to us, to secure your payment and performance of all of your obligations under this Loan Agreement (including any additional debt arising from your failure to pay or perform under this Loan Agreement, and including all Loans made to you in the future), a continuing first lien security interest in all of the following property you now own or may acquire in the future (the "Collateral"): (i) all inventory at any time stored for you in Amazon fulfillment centers, wherever found, (ii) any right, title or interest in your Seller Account, as well as any other seller accounts administered by Amazon Services LLC you may use, (iii) all Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, or Payment Intangibles, (iv) all Equipment, Goods, Inventory and other tangible personal property located in Alaska, Arizona, California, Connecticut, Delaware, Illinois, Indiana, Kansas, Kentucky, Massachusetts, Montana, Nevada, New Hampshire, New Jersey, New York, North Carolina, North Dakota, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia, or Wisconsin, (v) any books and records pertaining to the Collateral, and (vi) any insurance, proceeds or products of the foregoing. You represent and warrant that you have and will maintain good, complete and marketable title to all Collateral, free and clear of any and all security interests, liens, or encumbrances of any kind that may be inconsistent with the Loan Agreement or our interests. Unless otherwise defined in this Loan Agreement, capitalized terms in this Section 5 are used as defined in the Uniform Commercial Code of Washington State.

7.       Financing Statements; Attorney in Fact. You authorize us to file and, as we may deem necessary or desirable, to sign your name on any documents and take any other actions that we deem necessary or desirable to ensure that our security interest is perfected. You agree to cooperate by signing documents or taking any other action we may request. Except in New Jersey, you appoint us as your attorney in fact to sign your name to documents, applications, filings and certificates of title and transfer documents that are reasonably necessary to evidence or protect our security interest. To the greatest extent not prohibited by law, you agree to pay (and we may charge your Seller Account for) all government imposed fees necessary to file any documents in connection with your obligations under this Loan Agreement. Any financing statements may describe the Collateral as "all assets other than tangible personal property located in Alabama, Arkansas, Colorado, Florida, Georgia, Hawaii, Idaho, Iowa, Louisiana, Maine, Maryland, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, Ohio, Oklahoma, Rhode Island, South Dakota, Utah, Vermont or Wyoming."

8.       Notice of Seller's Default. If you become aware of the existence of any condition or event which with the lapse of time or failure to give notice would constitute an event of default under this Loan Agreement, you will immediately give us written notice describing the condition or event and any related action which you are taking or propose to take.

9.       Disputed Payments. You agree not to send us partial payments marked "paid in full," "without recourse," or with similar language, but if you send such a payment, we may accept it without losing any of our rights under this Loan Agreement. All written communications concerning disputed amounts, including but not limited to any check or other payment instrument indicating that the payment constitutes "payment in full" of the amount owed, must be marked for special handling and mailed or delivered to us at 410 Terry Ave. North, Seattle, WA 98109, Attn: General Counsel and will be effective only if so delivered.

10.       Notices; Change of Address. You agree that you will have received any notice we send you when the notice is delivered personally to you, when we mail it, postage paid, to the last address that we have for you in our records, or when the notice is delivered via electronic mail to the electronic mail address you provided. You agree to notify us promptly of any change in your electronic mail address, your postal address and telephone number by emailing us at support@amazoncapital.com.

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11.       Interpretation; Severability. Paragraph headings are for convenience only and may not be used in the interpretation of this Loan Agreement. If applicable law is finally interpreted so that charges collected or to be collected in connection with this Loan Agreement exceed the permitted limits, then (i) any such charges will be reduced to the permitted amounts and (ii) any amounts already collected that exceed the permitted amounts will be credited to you by, at our option, applying the credit to any amounts due hereunder or making a direct payment to you. If any provision in this Loan Agreement is invalid under applicable law, the remainder of the provisions in this Loan Agreement will remain in effect. You agree that for purposes of compliance with law under this Loan Agreement, your state of residence is the business address provided in the Registration Form.

12.       Assignment. We may sell, assign or transfer this Loan Agreement and our rights and remedies under this Loan Agreement without prior notice to you. You may not sell, assign or transfer this Loan Agreement or your obligations under this Loan Agreement.

13.       Telephone Monitoring and Recording. From time to time, we may monitor and/or record telephone calls regarding your Loan, and you agree to any such monitoring and/or recording.

14.       Communicating with You; Consent to Contact by Electronic and Other Means. We may contact you for any lawful purpose, including for the collection of amounts owed to us and for the offering of products or services at any of the addresses, phone numbers or email addresses you have provided to us. No such contact will be deemed unsolicited. To the greatest extent not prohibited by applicable law, we may (i) contact you at any address or telephone number (including wireless cellular telephone or ported landline telephone number) that you may provide to us from time to time; (ii) use any means of communication, including, but not limited to, postal mail, electronic mail, telephone or other technology, to reach you; (iii) use automatic dialing and announcing devices which may play recorded messages; and (iv) send text messages to your telephone. You may contact us at any time to ask that we not contact you using any one or more methods or technologies.

15.       Reservation of Rights. We will not be deemed to have waived any of our rights by delaying the enforcement of any of our rights. If we waive any of our rights on one occasion, that waiver will not constitute a waiver by us of our rights on any future occasion. We will be under no duty to enforce payment of the amount owed us under this Loan Agreement by exercising any of our rights under this Loan Agreement.

16.       Limitation of Liability. To the maximum extent permitted by applicable law, we and our affiliates will not be liable to you for any indirect, incidental, special, consequential, or exemplary damages (including damages for loss of profits, goodwill, use, or data), even if we or our affiliates have been advised of the possibility of such damages or losses. We and our affiliates will not be liable for any delay or failure to perform any obligation under these terms based on reasons, events, or other matters beyond our reasonable control. In any event, our aggregate liability under this Loan Agreement is $100.

17.       Disputes. Any dispute or claim relating in any way to this Loan Agreement will be resolved by binding arbitration, rather than in court, except that you may assert claims in small claims court if your claims qualify. The Federal Arbitration Act and federal arbitration law apply to this agreement. There is no judge or jury in arbitration, and court review of an arbitration award is limited. However, an arbitrator can award on an individual basis the same damages and relief as a court (including injunctive and declaratory relief or statutory damages), and must follow the terms of this Loan Agreement as a court would. To begin an arbitration proceeding, you must send a letter requesting arbitration and describing your claim to our registered agent Corporation Service Company, 300 Deschutes Way SW, Suite 304, Tumwater, WA 98051. The arbitration will be conducted by the American Arbitration Association (AAA) under its rules, including the AAA's Supplementary Procedures for Consumer-Related Disputes. The AAA's rules are available at www.adr.org or by calling 1-800-778-7879. Payment of all filing, administration and arbitrator fees will be governed by the AAA's rules. We will reimburse those fees for claims totaling less than $10,000 unless the arbitrator determines the claims are frivolous. Likewise, we will not to seek attorneys' fees and costs in arbitration unless the arbitrator determines the claims are frivolous. You may choose to have the arbitration conducted by telephone, based on written submissions, or in person in the county where you live or at another mutually agreed location. We each agree that any dispute resolution proceedings will be conducted only on an individual basis and not in a class, consolidated or representativeaction. If for any reason a claim proceeds in court rather than in arbitration we each waive any right to a jury trial.

18.       Governing Law. The Federal Arbitration Act, applicable federal law and the laws of the state of Washington, without regard to principles of conflict of laws, will govern this Loan Agreement and any dispute of any sort that might arise between you and us. This Loan Agreement is entered into between you and us in the State of Washington.

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19.       Privacy Notice. As a subsidiary of Amazon.com, Amazon Capital Services, Inc. follows the same information practices as Amazon.com, and information we collect from you is subject to the Amazon.com Privacy Notice (the "Privacy Notice"), current version of which is located at: http://www.amazon.com/privacy

20.       Entire Agreement. You agree that this Loan Agreement is our entire agreement and no oral changes can be made.

21.       Oral Agreements. ORAL AGREEMENTS OR ORAL COMMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

CONSENT TO ELECTRONIC COMMUNICATIONS

1. Categories of Communications.

You understand and agree that Amazon Capital Services, Inc., our assignees, or other holders of your Loan may provide you by electronic means information regarding your Loan, including disclosures required by applicable federal or state law (collectively, "Communications") which may include, but is not limited to the following:

•	The Loan Agreement;
•	Letters or notices regarding your Loan, including customer service responses;
•	Other federal and state law disclosures, notices and communications in connection with the application for, the opening of, maintenance of or collection of the Loan.

Communications may be sent to the Principal Contact's Email in the Registration Form above. Communications may include your name and some information about your Loan, including your balance or payment due dates. Note: Electronic Communications can be accessed by any party with access to your e-mail account or hardware or software used to view your e-mail account. We are not responsible for any unintended disclosure to third parties.

2. Manner of Consent.

You acknowledge that by giving your Consent you demonstrate that you can access information that we may provide to you by electronic Communications.

3. Hardware and Software Requirements.

In order to access and retain Communications, you must have:

•	An Internet Browser which supports HTML 4.0 and SSL-encryption, such as Microsoft Internet Explorer 7.0 or later and Firefox 3.6 or later.
•	A means to print or store notices and information through your browser software.
•	A personal computer or equivalent device capable of connecting to the Internet via dial-up, DSL, Cable Modem, Wireless Access Protocol, or equivalent, and that supports the foregoing requirements.

4.       Paper Copies of Communications and Withdrawal of Consent.

Upon your request, we will send you a paper copy of any material provided to you electronically pursuant to this Consent. If you would like a paper copy of any of this material please email us at lending@amazoncapital.com or write to us at 2201 Westlake Avenue, Seattle, WA 98103. There will be no charge for a paper copy of this material. You may also withdraw your consent to electronic disclosures by contacting us in the same manner. If you withdraw your consent to electronic disclosures, we may elect to terminate our relationship with you.

5.       Communications in Writing.

All Communications in either electronic or paper format from us to you will be considered "in writing." You should print or download a copy of this Consent, the completed Registration Form, the Loan Agreement, the Privacy Notice, your application, and any other Communication that is important to you for your records.

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6.       Federal Law.

You acknowledge and agree that your Consent is being provided in connection with a transaction affecting interstate commerce that is subject to the federal Electronic Signatures in Global and National Commerce Act, and that you and we both intend that the Act apply to the fullest extent possible to validate our ability to conduct business with you by electronic means.

7.       Electronic Signatures.

You acknowledge that by clicking on the "I Agree", the "Submit" or similar button on this website, you are indicating your intent to sign the relevant document or record and that this will constitute your signature.

TERMS AND CONDITIONS FOR AUTOMATIC ACH PAYMENT OPTION

These terms and conditions (the "Terms and Conditions") govern your use of the automatic ACH payment option as described herein.

1.       ACH Payment Option. Amazon permits you to debit your designated financial institution account ("Payment Account") to make one or more payments, as necessary, against any outstanding balance due on the Loan (the "ACH Payment Option"). The ACH Payment Option is only available if the Payment Account registered with Amazon Capital is a valid automated clearing house ("ACH") enabled payment account at a United States-based financial institution. YOU AUTHORIZE US (OR OUR AGENT) TO INITIATE ONE OR MORE ACH DEBIT ENTRIES (WITHDRAWALS) OR THE CREATION OF AN EQUIVALENT BANK DRAFT FOR THE SPECIFIED AMOUNT(S) (INCLUDING APPLICABLE TAXES OR FEES, IF ANY) FROM YOUR PAYMENT ACCOUNT. All ACH Payment Option debits will be processed in U.S. dollars. We may in our sole discretion refuse the ACH Payment Option to anyone or any user, without notice, for any reason at any time.

2.       Acceptance of Terms and Conditions. By using the ACH Payment Option, you agree that you: (a) have read, understand, and agree to these Terms and Conditions, and that this agreement constitutes a "writing signed by you" under any applicable law or regulation; (b) consent to the electronic delivery of disclosures and communications; (c) authorize us (or our agent) to make any inquiries we consider necessary to validate any dispute involving your payment, including performing credit checks or verifying information with third parties; (d) certify that your Payment Account was established primarily for business or commercial purposes and not primarily for personal, family or household purposes; and (e) agree to be bound by the NACHA Operating Rules.

3.       Customer Service. Payments that we process to your Payment Account will be identified as "Amazon" (or similar identifier) on the statement issued by the financial institution holding your account. All questions relating to any payments made using your Payment Account by us should be initially directed to us. Save any payment confirmations that you are provided, and check them against your Payment Account statement. You may also view your loan details and payment history at any time in Seller Central. If you believe that any payment transaction initiated by us (or our agent) with respect to your Payment Account is erroneous, or if you need more information about any such transaction, you should contact us as soon as possible. Notify us at once if you believe the password associated with your Selling on Amazon account has been lost or stolen, or if someone has attempted (or may attempt) to make a transfer from your Payment Account using your Selling on Amazon account without your permission. You may contact us regarding your loan or any payments made using your Selling on Amazon account and by writing to us at support@amazoncapital.com.

4.       Agreement Changes. We may in our sole discretion change these Terms and Conditions at any time without notice to you. If any change is found to be invalid, void, or for any reason unenforceable, that change is severable and does not affect the validity and enforceability of any other changes to the remainder of these Terms and Conditions. We reserve the right to subcontract any of our rights or obligations under these Terms and Conditions. YOUR CONTINUED USE OF THIS ACH PAYMENT OPTION AS A PAYMENT METHOD WITH RESPECT TO THE LOAN MADE TO YOU BY AMAZON CAPITAL AFTER WE CHANGE THESE TERMS AND CONDITIONS CONSTITUTES YOUR ACCEPTANCE OF THOSE CHANGES.

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